SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              BankFirst Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                    BankFirst
                                   Corporation

                                625 Market Street
                           Knoxville, Tennessee 37902

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            to be held April 19, 1999

                                  INTRODUCTION

         This Proxy Statement and accompanying proxy are furnished to record holders of shares of Common Stock, $2.50 par value per share, (the "Common Stock"), of BankFirst Corporation (the "Company") in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, April 19, 1999, at 10:00 a.m. (EDT), at the Knoxville Hilton, Cherokee Ballroom, Salon A, 501 Church Street S. W., Knoxville, Tennessee, and any adjournments thereof. A copy of the Company's 1998 Annual Report to Shareholders accompanies this Proxy Statement.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person, by telephone and other means of communication by directors, officers, and other employees of the Company, none of whom will receive additional compensation for such services. The Company will also request brokerage houses, custodians and nominees to forward soliciting materials to the beneficial owners of stock held of record by them, and will pay the reasonable expenses of such persons for forwarding such materials. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders of the Company on or about March 24, 1999.

                        RECORD DATE AND VOTING SECURITIES

         The Common Stock is the only class of outstanding voting securities. Only holders of Common Stock of record at the close of business on March 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,375,600 shares of Common Stock issued and outstanding. A majority of the outstanding shares entitled to be cast is required to constitute a quorum to transact business at the Annual Meeting. The affirmative vote of a majority of the outstanding shares entitled to be cast is required for the approval of an amendment to a corporation's charter. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to any matters that properly come before the Annual Meeting or any adjournment thereof.

         Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the eight nominees for director named herein. Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly. As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. A shareholder may revoke his or her proxy at any time prior to its exercise. Revocation may be effected by written notice to the Company, by a subsequently dated proxy received by the Company, or by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

         Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

                             INDEPENDENT ACCOUNTANTS

       Crowe Chizek & Company LLP served as independent accountants for the Company during the year ended December 31, 1998. Representatives of Crowe Chizek & Company LLP will be present at the annual meeting and will be given the opportunity to respond to questions.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The Company's directors are elected at each annual meeting of the shareholders and hold office until the next election of directors or until their successors are duly elected and qualified. The persons named below, all of who currently serve as directors of the Company, have been nominated for election to serve until the 2000 Annual Meeting of Shareholders. The following table sets forth certain information respecting the persons nominated to be directors of the Company:

                                                                                                    Amount and
                                    Positions                                                       Nature of
                                      and            Director            Principal                 Beneficial         Percent
Name and Age (1)                    Offices          Since               Occupation (2)            Ownership (3)    of Class (4)
----------------                    -------          -----               --------------            -------------    ------------
James L. Clayton; 65                Chairman of      1996              Chairman, Clayton            4,477,070 (5)       35.9%
                                    The Board of                       Homes, Inc.
                                    Directors

Fred R. Lawson; 62                  Director and     1996              President & CEO of             324,831 (6)        2.6%
                                    President &                        the Company and
                                    CEO                                BankFirst, a wholly owned
                                                                       subsidiary of the Company

C. Scott Mayfield, Jr.; 48          Director         1998              President - Mayfield            26,180             (7)
                                                                       Dairies, Inc.

C. Warren Neel; 60                  Director         1996              Dean, University of            228,187 (8)        1.8%
                                                                       Tennessee School of
                                                                       Business Administration

Charles Earl Ogle, Jr.; 59          Director         1994              Real Estate Investor            45,675 (9)         (7)


W. David Sullins, Jr.; 56           Director         1998              Optometrist                      8,820 (10)        (7)

L. A. Walker, Jr.; 63               Director &       1998              Executive Vice President of     13,015             (7)
                                    Executive Vice                     the Company and Chairman
                                    President                          & CEO of The First National
                                                                       Bank & Trust Company, a
                                                                       wholly owned subsidiary of
                                                                       the Company

Geoffrey A. Wolpert; 43             Director         1990              Restauranteur                   18,670 (11)        (7)


                                    All directors and executive officers as a group                 5,282,901 (12)      42.3%
                                    (10 in number, including the above named individuals)

(1)  The ages listed are as of March 15, 1999.
(2) Each of the nominees has been engaged in the principal occupation specified above for five years of more.
(3) Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to beneficially own any shares which that person has the right to acquire beneficial ownership within sixty days. Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.
(4) Percentages are based on a total class of 12,483,298 shares, including 11,375,600 issued and outstanding shares of Common Stock, 181,050 shares of nonvoting convertible Preferred Stock, which are presently convertible into 558,992 shares of Common Stock and 548,706 shares of Common Stock for which there are vested options presently exercisable at the option of the holders.
(5) Includes 34,955 shares that Mr. Clayton may acquire pursuant to options exercisable within sixty days of the record date. Also includes 116,828 shares that Mr. Clayton has the right to acquire upon the conversion of the 37,839 shares of Preferred Stock owned by him. The total does not include 29,560 shares of Common Stock owned by Mr. Clayton's wife or 13,424 shares that Mr. Clayton's wife has the right to acquire upon the conversion of the 4,348 shares of Preferred Stock owned by her, over which Mr. Clayton has no voting or investment power. Mr. Clayton also serves on the following Boards of Directors: Clayton Homes, Inc., Dollar General Corporation, and Chateau Communities, Inc.
(6) Includes 247,245 shares that Mr. Lawson may acquire pursuant to options exercisable within sixty days of the record date and 67,616 shares that Mr. Lawson has the right to acquire upon the conversion of the 21,900 shares of Preferred Stock owned by him. The total does not include 500 shares of Common Stock owned by Mr. Lawson's wife, over which Mr. Lawson has no voting or investment power.
(7)  Less than 1 percent.
(8) Includes 147,180 shares that Mr. Neel may acquire pursuant to options exercisable within sixty days of the record date and 76,502 shares that Mr. Neel has the right to acquire upon the conversion of the 24,778 shares of Preferred Stock owned by him. The total does not include 5,120 shares of Common Stock owned by Mr. Neel's wife, over which Mr. Neel has no voting or investment power. Mr. Neel also serves on the following Boards of
     Directors: Clayton Homes, Inc., American Healthcorp, Inc., O'Charley's, Inc., Promus Companies, Inc., and Saks, Inc.
(9) Includes 13,750 shares that Mr. Ogle may acquire pursuant to options exercisable within sixty days of the record date and 1,610 shares owned by ILM Rentals, L.P., in which Mr. Ogle has an ownership interest and 17,575 shares held in the Estate of Charles Earl Ogle, Sr. of which Mr. Ogle is Trustee.
(10) Mr. Sullins also serves on the Board of Directors of the Laser Center, Inc.
(11) Includes 7,500 shares that Mr. Wolpert may acquire pursuant to options exercisable within sixty days of the record date and 1,285 shares owned by Steaks, Inc., in which Mr. Wolpert has an ownership interest.

(12) Includes 506,259 shares that may be acquired by all directors and executive officers as a group pursuant to options exercisable within 60 days of the Record Date. Also includes 311,195 shares that all directors and executive officers have the right to acquire upon the conversion of 100,792 shares of Preferred Stock.

      Unless authority to do so is withheld, it is the intention of the persons named in the proxy card to vote for the election of each of the nominees listed above. All nominees have indicated a willingness to serve and the Company does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director. However, in the event that one or more of such nominees is unable, unwilling or unavailable to serve, the persons named in the proxy shall have authority, according to their judgment, to vote for such substitute nominees as they, after consultation with the Company's Board of Directors, shall determine. The Board of Directors recommends a vote "FOR" the election of the nominees listed above.


                                   PROPOSAL II

                       INCREASE IN AUTHORIZED COMMON STOCK

       The Board of Directors has proposed an amendment to the Company's Charter, which provides for an increase in the authorized number of shares of Common Stock of the Company from 15,000,000 shares to 30,000,000 shares.

       The authorized but unissued shares of Common Stock that would result from the increased capitalization will be available for issuance at the discretion of the Board of Directors. No stockholder approval is required for the issuance of authorized but unissued shares of Common Stock. Stockholders will have no preemptive rights to subscribe for any of the shares if and when issued. There is no provision for cumulative voting of shares either in the current Charter or in the proposed amendment. The additional shares to be authorized may be used for stock splits or stock dividends, issuance upon exercise of stock options, acquisition opportunities, programs to facilitate expansion and growth and for other general corporate purposes. Of the 15,000,000 shares of Common Stock currently authorized, 11,375,600 were issued and outstanding as of March 15, 1999. The Board believes it advisable to increase the number of authorized shares of Common Stock at this time.

       There are no negotiations, understanding, commitments, contracts, or arrangements relating to the issuance of the Common Stock proposed to be authorized.

       The affirmative vote in favor of the increase in authorized Common Stock from 15,000,000 to 30,000,000 shares by the holder of the majority of shares of the Common Stock of the Company entitled to be cast is required for adoption. The Board of Directors recommends that shareholders vote "FOR" the proposal.

                        SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth certain information with respect to Common Stock beneficially owned by the named directors and/or executive officers and by the directors and executive officers of the Company as a group, as of March 15, 1999:

                                                  Number of Shares
Name                                           Beneficially Owned      Percent of Class
----                                           ------------------      ----------------
James L. Clayton............................       4,477,070  (1)          35.9
Fred R. Lawson..............................         324,831  (2)           2.6
L. A. Walker, Jr............................          13,015                  *
R. Stephen Hagood...........................         109,901  (3)             *
C. David Allen..............................          30,552  (4)             *

All directors and executive officers
 (10) as a group............................       5,282,901

               *     Less than 1 percent

(1)  See footnote (5) under "Election of Directors"

(2)  See footnote (6) under "Election of Directors"

(3) Includes 50,685 shares that Mr. Hagood may acquire pursuant to options exercisable within sixty days of the record date. Also includes 33,561 shares that Mr. Hagood has the right to acquire upon the conversion of the 10,870 shares of Preferred Stock owned by him.

(4) Includes 4,944 shares that Mr. Allen may acquire pursuant to options exercisable within sixty days of the record date. Also includes 16,688 shares that Mr. Allen has the right to acquire upon the conversion of the 5,405 shares of Preferred Stock owned by him.


                              PRINCIPAL SHAREHOLDER

       James L. Clayton is the only shareholder who, as of the record date, owned more than five percent of the outstanding Common Stock. The mailing address of Mr. Clayton is C/O Clayton Homes, Inc., P. O. Box 9790, Maryville, Tennessee 37802. His ownership is shown under "Election of Directors", to which reference is made for details of his direct and indirect ownership.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

       Directors of the Company, who are not also officers of the Company, were paid $500 per meeting of the Board for 1998, except Mr. Lawson does not receive a director's fee.

       The Board of Directors had ten meetings during the 1998 fiscal year. All members were present for every meeting. The Board has, among other committees, the Audit Committee and the Governance and Compensation Committees, but does not have a Nominating Committee.

         The Audit Committee of the Company was formed in August 1998 and consists of C. Warren Neel, C. Scott Mayfield, Jr., and W. David Sullins, Jr. This Audit Committee met one time during 1998. Prior to that formation, audit committees functioned separately at BankFirst and The First National Bank and Trust Company. The audit committees at the Banks met four times each during 1998. The Audit Committee of the Company reviews and reports to the Board with respect to various auditing and accounting matters, including the appointment and performance of the independent auditors, the scope of audit procedures, general auditing policy matters and adequacy of internal controls.

       The Governance and Compensation Committee consists of Charles Earl Ogle, Jr., James L. Clayton, Fred R. Lawson, C. Warren Neel, and L. A. Walker, Jr. The Compensation Committee, which held one meeting during 1998, reviews the compensation practices of the Company and its subsidiaries and establishes the compensation of the President & CEO.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         In the ordinary course of business, the Company, through its wholly-owned subsidiary commercial banks, engages in the past and expects to have in the future, banking transactions, including lending to its directors, officers, principal shareholders and their associates. When these banking transactions are credit transactions they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of the Company's Board of Directors, such transactions do not involve more than the normal risk of collectibility or present any other unfavorable features.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"), as well as to furnish the Company with a copy of such report. James L. Clayton owned more than ten percent (10%) of the outstanding shares of Common Stock. Additionally, SEC regulations require the Company to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. Each of the directors and executive officers was required to file a SEC Form 3 (Initial Statement of Beneficial Ownership of Securities) contemporaneous with the completion of the Company's initial public offering. These filings were not timely made, but were all made in September 1998. There were no late filings of SEC Form 4 (statement of changes in beneficial ownership) during 1998.

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

       The Company does not have employment contracts, severance agreements, or change-in-control agreements with Executive Officers.

                             EXECUTIVE COMPENSATION

       The following table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the executive officers of the Company whose total cash compensation for the fiscal year ended December 31, 1998 exceeded $100,000.

                                                         SUMMARY COMPENSATION TABLE

                                                              Annual                                   Long-Term
                                                           Compensation                               Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               Other Annual                          All Other
                Name and                         Salary        Bonus (1)       Compensation       Options (2)    Compensation (3)
           Principal Position     Year             ($)             ($)             ($)               (#)               ($)
--------------------------------------------------------------------------------------------------------------------------------
Fred R. Lawson (4)                1998           247,006          25,000               0           10,000             6,200
President & CEO and               1997           209,349          25,000         498,213 (5)       34,375             5,267
Director of the Company           1996           174,184          33,750               0          125,000             4,125

L. A. Walker, Jr. (6)             1998           150,000          30,856          16,336 (7)            0            14,090
Executive Vice President          1997           115,050          30,856          11,427 (7)            0            21,046
And Director of the Company       1996           112,750          28,800          11,360 (7)            0            19,358

R. Stephen Hagood (8)             1998           138,773          10,000               0            5,500             3,000
Executive Vice President          1997           110,619          11,000         105,021 (5)        6,250             2,421
of BankFirst, a wholly-owned      1996           103,580          18,000               0                0             2,421
Subsidiary of the Company

C. David Allen (9)                1998            93,473          10,000               0            5,500             3,500
Chief Financial Officer and       1997            78,310          10,000               0            3,125             2,907
Secretary of the Company          1996            70,677          14,250               0                0             2,335

(1) Bonuses are paid by subsidiaries to certain executives as recommended by management and approved by the subsidiary Board of Directors. One subsidiary, The First National Bank and Trust Company, pays bonuses under a management incentive plan.
(2) These options were granted under the Company's Stock Option Plan. The Option Plan permits the grant of options to employees of the Company and its subsidiaries whose efforts contribute, or may be expected to contribute, materially to the successful performance of the Company.

(3) Amounts in this column include contributions made by subsidiaries of the Company, BankFirst and The First National Bank and Trust Company, for 401(k) profit sharing plans and a defined benefit plan. The Company also has an Employee Stock Ownership Plan that has been approved for termination by the Internal Revenue Service. The Employee Stock Ownership Plan had no Company shares. BankFirst has a 401(k) profit sharing plan that covers substantially all employees. Employee contributions are voluntary and employer contributions are discretionary. Employee contributions are fully vested and employer contributions are fully vested after five years. The First National Bank and Trust Company also has a 401(k) profit sharing plan which covers all employees over 21 years old with one year of service and who work in excess of 1,000 hours per year. Employee contributions are voluntary and become fully vested after seven years. Employer contributions vest at 20% after three years and an additional 20% for each succeeding year until fully vested. The First National Bank and Trust Company also has a defined benefit plan which covers all employees over 21years old with one year of service and who work in excess of 1000 hours per year. Employer contributions vest at 20% after three years and an additional 20% for each succeeding year until fully vested. The following table estimates the annual benefits payable upon retirement for the specified compensation and years of service classifications under this defined benefit pension plan.

                                                         The First National Bank and Trust Company
                                                                     Pension Plan Table
                                                                      Years of Service
                                        -----------------------------------------------------------------------------
                           Remuneration        15               20             25              30               35
                           ------------     -------          -------        -------          -------         --------
                              85,000         31,875           42,500         55,250           55,250          55,250
                              95,000         35,625           47,500         57,000           57,000          57,000
                             105,000         39,375           52,500         63,000           63,000          63,000
                             125,000         46,875           62,500         75,000           75,000          75,000
                             150,000         56,250           75,000         90,000           90,000          90,000
                             175,000         65,625           87,500        105,000          105,000         105,000
                             200,000         75,000          100,000        120,000          120,000         120,000
                             225,000         84,375          112,500        135,000          135,000         135,000
                             250,000         93,750          125,000        150,000          150,000         150,000
                             275,000        103,125          137,500        165,000          165,000         165,000

    The defined benefit plan will annually pay the employee 60 percent of the employee's average annual compensation beginning at the time of his or her retirement at age 65, if the employee has at least 24 years of service. The percentage is reduced proportionally for less than 24 years of service. Average annual compensation is the average of the five highest consecutive compensation years during an employee's service.

(4) Fred R. Lawson is the President and CEO of the Company. He has been President and CEO of BankFirst since 1993. Prior to joining BankFirst, Mr. Lawson was the President of Bank of East Tennessee, having previously served as the President of Blount National Bank and the President of Tennessee National Bancshares.
(5)    Earnings on sale of stock from options exercised in 1997.
(6) L. A. Walker, Jr. is a Director of the Company and has been the Chairman of the Board and CEO of The First National Bank and Trust Company since 1980.

(7)    Insurance and automobile.
(8) R. Stephen Hagood joined BankFirst in 1993 as Executive Vice President. Prior to joining BankFirst, Mr. Hagood was employed by Bank of East Tennessee as Senior Vice President of Commercial Lending in Knoxville.
(9) C. David Allen joined BankFirst as Vice President in 1990 and has served as Senior Vice President and Chief Financial Officer since 1993. Prior to joining BankFirst, Mr. Allen was employed by Third National Bank in Loudon County as Vice President and Cashier.


       The following table sets forth the information regarding options granted to the named executive officers in 1998.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                                              Potential Realizable
                                                                                                                Value at Assumed
                                                                                                              Annual Rates of Stock
                                        Individual Grants                                                      Price Appreciation
                                                                                                               for Option Term (2)
-----------------------------------------------------------------------------------------------------------------------------------
                            Number of               Percent
                           Securities              of Total
                           Underlying               Options                  Exercise
                            Options                Granted to                 or Base
                           Granted (1)             Employees                   Price        Expiration
       Name                    (#)              in Fiscal Year                ($/SH)           Date            5% ($)       10% ($)
----------------------------------------------------------------------------------------------------------------------------------
Fred R. Lawson               10,000                  7.04%                     8.80         1/02/2008          50,700       122,860

L. A. Walker, Jr.                 0                  0.00%                      .0                N/A             N/A           N/A

R. Stephen Hagood             5,500                  3.87%                     8.80         1/02/2008          27,885        67,573

C. David Allen                5,500                  3.87%                     8.80         1/02/2008          27,885        67,573

(1) Options granted under the Stock Option Plan become exercisable in equal 20% installments beginning one year after the date of the grant and become fully exercisable upon a change in control of the Company. Options expire if not exercised ten years after the date of the grant.

(2) These amounts, based on assumed appreciation rates of 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Moreover, these values do not take into consideration the provisions of the options providing for nontransferability, vesting over a period of five years or termination of the options following termination of employment. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. Actual gains, if any are dependent upon the future performance of the Common Stock, as well as the continued employment of the option holder through the vesting periods.

      The following table sets forth the number and value of unexercised options held by the named executive officers at December 31, 1998. No options were exercised by the named executive officers during the 1998 fiscal year. The Company does not have a Stock Appreciation Right Plan.

                                    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTIONS VALUES


                                    Number of
                                   Securities
                                                     Underlying Unexercised                  Value of Unexercised
                                                           Options at                        In-the-Money Options
                                                       Fiscal Year-End (#)                at Fiscal Year-End ($) (1)
--------------------------------------------------------------------------------------------------------------------
              Name                              Exercisable        Unexercisable       Exercisable      Unexercisable
              ----                              -----------        -------------       -----------      -------------
    Fred R. Lawson                               238,370             106,250           1,004,361             176,463

    L. A. Walker, Jr.                                  0                   0                   0                   0

    R. Stephen Hagood                             48,335              10,500             242,175               7,049

    C. David Allen                                 3,219               8,496               7,188               5,128

    (1) Based on the closing price of the Common Stock at December 31, 1998.


                            REPORT OF THE GOVERNANCE
                           AND COMPENSATION COMMITTEE

       The Compensation Committee (the "Committee") is responsible for establishing the compensation for the President and Chief Executive Officer of the Company. Each executive officer receives a base salary, which is based upon that individual's performance. A bonus is established each year for those executive officers whose performance is above the median of those banks with which the Company competes for talent. A Stock Option Plan is in place by which discretionary grants of options for the Company's stock are made. The primary objective of the Committee in establishing the terms of executive officers' compensation has been to provide strong financial incentives for the executive officers to maximize stockholder value.

       The factors and criteria that the Committee utilizes in establishing the compensation of the Company's President and Chief Executive Officer include his performance against established objectives, his leadership ability, his community service activities, his ability to execute the Company's business strategy and the Company's relationship with its customers and the investment community. In assessing Mr. Lawson's compensation for the past year, the Committee acknowledged that the Company successfully completed its merger with First Franklin Bancshares, Inc. of Athens, Tennessee and the Company's progress in implementing its strategy to grow the business at rates greater than the market opportunity.

Charles Earl Ogle, Jr.

James L. Clayton

Fred R. Lawson

C. Warren Neel

L. A. Walker, Jr.

                COMPENSATION INTERLOCK AND INSIDER PARTICIPATION

       The Company has a Governance and Compensation Committee, consisting of Messrs. Ogle, Clayton, Lawson, Neel, and Walker, which sets the overall compensation principles of the Company and reviews the entire program at least annually. Mr. Lawson is the Chief Executive Officer and President of the Company and Mr. Walker is the Executive Vice President of the Company.

                            COMMON STOCK PERFORMANCE

       The following graph shows the cumulative return since the Company began trading in August 1998 as compared to The Nasdaq Stock Market and Nasdaq Bank Stocks.


       Comparison of Cumulative Total Return
       among BankFirst Corporation, Nasdaq Stock Market (U.S.), and Nasdaq Bank Stocks
       Fiscal Year Ending December 31



                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]



                                      8/27/98    8/31/98   10/30/98     12/31/98
                                      -------    -------   --------     --------
BankFirst Corporation                   100.0      98.0       89.8        73.0
Nasdaq Stock Market (US Corporation)    100.0      88.7      105.4       130.8
Nasdaq Bank Stocks                      100.0      94.8      108.3       114.6




A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the maket capitalization on the previous day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding day is used.
D.     The index level for all series was set to $100.00 on 08/27/98.

                              SHAREHOLDER PROPOSALS

       It is currently contemplated that the Company's 2000 Annual Meeting of Shareholders will be held on or about April 19, 2000. In the event that a shareholder desires to have a proposal considered for presentation at the Company's 2000 Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of the Company so that it is received no later than November 22, 1999. Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act.

       If a shareholder, rather than placing a proposal in the Company's proxy as discussed above, commences his or her own proxy solicitation for the 2000 Annual Meeting of shareholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the shareholder must notify the Company of such proposal by or before February 7, 2000. If notice is not received by this date, the Company may exercise discretionary voting authority as to that matter under proxies solicited for the 2000 Annual Meeting of shareholders.


                                  MISCELLANEOUS

         The Board of Directors of the Company knows of no other business to be presented to the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors urges each shareholder who does not intend to be present and to vote at the Annual Meeting to complete, sign and return the enclosed proxy as promptly as possible.


                                              By Order of the Board of Directors





                                             /s/Fred R. Lawson
                                             ------------------
                                             Fred R. Lawson
                                             President and CEO


Knoxville, Tennessee
March 22, 1999

                                 REVOCABLE PROXY
                              BANKFIRST CORPORATION

        [ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                     Proxy for Annual Meeting of Stockholders
                             Monday, April 19, 1999

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



   The undersigned hereby appoints Fred R. Lawson, Charles Earl Ogle, Jr. and L.A. Walker, Jr. and each of them, proxies with full power to vote all of the stock of BANKFIRST CORPORATION, which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Monday, April 19, 1999, at the Knoxville Hilton, Cherokee Ballroom, Salon A, 501 Church Street, S.W., Knoxville, Tennessee, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

1. ELECTION OF DIRECTORS

   James L. Clayton
   Fred R. Lawson
   C. Scott Mayfield, Jr.
   C. Warren Neel
   Charles Earl Ogle, Jr.
   W. David Sullins, Jr.
   L.A. Walker, Jr.
   Geoffrey A. Wolpert

                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



--------------------------------------------------------------------------------
2. PROPOSAL TO AMEND THE CHARTER to increase the authorized shares of Common Stock of BankFirst Corporation from 15,000,000 shares to 30,000,000 shares.


                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

                         Please be sure to sign and date
                          this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                              BANKFIRST CORPORATION

  If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR each of the proposals.The stockholder's signature should be exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY